                                                                 EXHIBIT (e)(ii)

                               AMENDED SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                         BETWEEN SCHWAB INVESTMENTS AND
                           CHARLES SCHWAB & CO., INC.

                  FUND                                         FUND EFFECTIVE DATE
                  ----                                         -------------------
Schwab 1000 Fund                                               April 2, 1991

Schwab Short-Term Bond Market Fund
   (Formerly known as Schwab Short-Term
   Bond Market Index Fund; and
   Schwab Short/Intermediate
   Government Bond Fund)                                       November 4, 1991

Schwab California Long-Term Tax-Free                           February 20, 1992
   Bond Fund

Schwab Long-Term Tax-Free Bond Fund                            July 30, 1992

Schwab Short/Intermediate Tax-Free                             March 1, 1993
   Bond Fund

Schwab Total Bond Market Fund
   (Formerly known as Schwab Total Bond
   Market Index Fund; and Schwab
   Long-Term Government Bond Fund)                             March 1, 1993

Schwab California Short/Intermediate                           March 1, 1993
   Tax-Free Bond Fund

Schwab YieldPlus Fund                                          July 21, 1999

Schwab GNMA Fund                                               January 27, 2003

Schwab California Tax-Free YieldPlus Fund                      November 15, 2004

Schwab Tax-Free YieldPlus Fund                                 November 15, 2004

                                         SCHWAB INVESTMENTS

                                         By:      ______________________
                                         Name:    Stephen B. Ward
                                         Title:   Senior Vice President
                                                  and Chief Investment Officer

                                         CHARLES SCHWAB & CO., INC.

                                         By:       ______________________
                                         Name:     Fred Potts
                                         Title:    Senior Vice President